Exhibit 17

                                  Jan. 11, 2000




The Furia Organization, Inc.
P.O. Box 795517
Dallas, Texas,  753795517




Gentlemen:

         I hereby resign as a director and chief Executive Officer of The Furia Organization, Inc, effective immediately.



                                                     Very truly yours,



                                                      /s/ Paul Stevens
                                                     ---------------------
                                                      Paul Stevens